Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Record Third Quarter Earnings Despite Elevated COVID-19 Provisioning

EPS of $1.09 Driven by Record Pre-Provision/Pre-Tax Adjusted Net Income

Third Quarter 2020 Highlights

•	Record net income of $17.3 million, or $1.09 per diluted share
•	Adjusted net income (non-GAAP) of $17.7 million, or $1.11 per diluted share
•	Record noninterest income of $38.0 million, driven by record swap fee income of $26.7 million
•	Record pre-provision, pre-tax adjusted net income (non-GAAP) of $42.2 million
•	Pre-provision, pre-tax adjusted ROAA (non-GAAP) of 2.90%
•	NIM increased by 22 bps and NIM (TEY)(non-GAAP) increased by 24 bps to 3.36% and 3.51%, respectively
•	Annualized core loan and lease growth (non-GAAP) of 11.5% for the quarter, excluding SBA Paycheck Protection Program (“PPP”) loans
•	Provision expense of $20.3 million for the quarter, increasing ALLL to total loans and leases, excluding PPP loans (non-GAAP), by 44 bps to 2.05%
•	Annualized core deposit growth of 36.4% for the quarter
•	Loan Relief Program (“LRP”) participation down approximately 90% from the prior quarter to only 1.95% of total loans and leases

Moline, IL, October 27, 2020 -- QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced record quarterly net income of $17.3 million and diluted earnings per share (“EPS”) of $1.09 for the third quarter of 2020, compared to net income of $13.7 million and diluted EPS of $0.86 for the second quarter of 2020. Pre-provision, pre-tax adjusted net income (non-GAAP) increased $5.4 million in the third quarter compared to the second quarter, led by record swap fee income, strong loan growth and improved net interest income and margin.

The Company reported adjusted net income (non-GAAP) of $17.7 million and adjusted diluted EPS (non-GAAP) of $1.11 for the third quarter of 2020, compared to adjusted net income (non-GAAP) of $14.0 million and adjusted diluted EPS (non-GAAP) of $0.88 for the second quarter of 2020. For the third quarter of 2019, net income and diluted EPS were $15.1 million and $0.94, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $15.9 million and $1.00, respectively.

	For the Quarter Ended
	September 30,	June 30,	September 30,
$ in millions (except per share data)	2020	2020	2019
Net Income	$17.3	$13.7	$15.1
Diluted EPS	$1.09	$0.86	$0.94
Adjusted Net Income (non-GAAP)	$17.7	$14.0	$15.9
Adjusted Diluted EPS (non-GAAP)	$1.11	$0.88	$1.00
Pre-Provision/Pre-Tax Adjusted Income (non-GAAP)	$42.2	$36.8	$21.7
Pre-Provision/Pre-Tax Adjusted ROAA (non-GAAP)	2.90%	2.54%	1.66%
See GAAP to non-GAAP reconciliations

“We are pleased to report a record quarter of net income, pre-provision, pre-tax adjusted net income, and noninterest income, driven by continued strong loan growth, record fee income and an expanded net interest margin,” commented Larry J. Helling, Chief Executive Officer. “Core loans grew more than 11% on an annualized basis, while maintaining disciplined underwriting and solid credit quality. Core deposits were even stronger this quarter with outsized growth in deposits coming from our correspondent banking relationships. Despite continuing to hold some excess liquidity on our balance sheet, we were able to lower deposit costs and bolster our net interest margin in the quarter.

“Additionally, we continued to experience a significant reduction in loan deferrals, and by quarter-end, approximately 90% of our clients who needed payment relief early in the pandemic had resumed making payments,” Helling said. “We believe this speaks to the high quality of our loan portfolio and the resiliency of our local markets, which continue to improve as pandemic-impacted jobs return at a faster pace than the rest of the country.

“Our asset quality remains solid and our banks are well positioned to continue to work through the pandemic,” added Helling. “We again chose to be prudent and recorded a significant provision for loan and lease losses during the quarter in order to continue to build reserves against future potential credit issues related to the unknown severity and duration of COVID-19.”

Annualized Loan and Lease Growth of 11.5%, excluding PPP Loans (non-GAAP)

During the third quarter of 2020, the Company’s total loans and leases increased by $107.7 million to a total of $4.2 billion. Loan and lease growth during the quarter was 11.5% on an annualized basis. Core deposits (excluding brokered deposits) increased $385.1 million, or 36.4% on an annualized basis. Brokered deposits declined by $62.6 million as the Company allowed certain higher cost brokered deposits to run off the balance sheet. The Company’s correspondent banking portfolio contributed to the majority of the core deposit growth as our correspondent bank clients grew liquidity. At quarter-end, the percentage of wholesale funds to total assets was 4.9%, which was down sharply from 8.9% in the second quarter of 2020 as the Company’s need for wholesale funding declined due to the strong growth in core deposits. Notably, more than half of the remaining wholesale funds consist of subordinated debt and trust preferred securities that provide regulatory capital. Additionally, at quarter-end, the percentage of gross loans and leases to total assets was 72.4%, which was down from 73.9% in the second quarter.

“We delivered solid loan growth for the quarter, driven primarily by strong production in our Specialty Finance Group,” said Helling. “Excluding our PPP loan production, loan and lease growth for the first nine months of 2020 was 7.2% on an annualized basis, and given our current pipeline, we now believe that we will be able to achieve organic loan growth of between 6% and 8% for the full year, higher than our previous guidance.”

Net Interest Income of $44.6 million

Net interest income for the third quarter of 2020 totaled $44.6 million, compared to $41.0 million for the second quarter of 2020 and $40.7 million for the third quarter of 2019. The increase was primarily due to an increase in the reported net interest margin and, to a lesser extent, the growth in average interest-earning assets of $25.6 million, or 0.5% on a linked quarter basis. Acquisition-related net accretion totaled $833 thousand (pre-tax) for the third quarter of 2020, up slightly from the second quarter of 2020 and down from $1.3 million for the third quarter of 2019. Adjusted net interest income (non-GAAP) was $45.7 million for the third quarter of 2020, compared to $41.9 million for the second quarter of 2020 and $41.2 million for the third quarter of 2019.

In the third quarter, NIM was 3.36% and, on a tax-equivalent yield basis (non-GAAP), NIM was 3.51%, an increase of 22 basis points and 24 basis points from the second quarter of 2020, respectively. Adjusted NIM (non-GAAP), excluding acquisition-related net accretion was 3.44%, up 23 basis points from the second quarter. The increase in adjusted NIM (non-GAAP) during the quarter was primarily due to a 13 basis point increase in the yield on earning assets combined with a 14 basis point decline in the total cost of interest-bearing funds (due to both mix and rate).

	For the Quarter Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
NIM	3.36%	3.14%	3.37%
NIM (TEY)(non-GAAP)	3.51%	3.27%	3.52%
Adjusted NIM (TEY)(non-GAAP)	3.44%	3.21%	3.41%
See GAAP to non-GAAP reconciliations

“During the quarter, we worked to improve the efficiency of the balance sheet by proactively reducing higher cost non-core funding which, in turn, eliminated some of our excess liquidity and helped to enhance our NIM,” stated Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer. “Combined with a meaningful drop in our funding costs, which was driven by the increased core deposits and reduced wholesale funding, we were able to increase our adjusted NIM by 23 basis points in the quarter.”

Record Noninterest Income of $38.0 million

Noninterest income for the third quarter of 2020 totaled $38.0 million, compared to $28.6 million for the second quarter of 2020. The increase was primarily due to $26.7 million in swap fee income, up $6.8 million from the second quarter of 2020. Wealth management revenue was $3.5 million for the quarter, consistent with the second quarter. In addition, securities gains and other income increased by $1.7 million from the prior quarter. Noninterest income increased $18.1 million or 90.7% when compared to the third quarter of 2019.

“Continued strong production from our Specialty Finance Group and our commercial teams across all of our banks led to a record $26.7 million in swap fee income during the quarter. Swap fee income totaled $53.4 million for the first nine months of 2020. This level of sustained production puts us on track to exceed our full year expectations for this source of fee income,” added Mr. Gipple.

Noninterest Expenses of $40.8 million

Noninterest expense for the third quarter of 2020 totaled $40.8 million, compared to $33.1 million for the second quarter of 2020. The linked-quarter increase was primarily due to increased salary and benefits expense of $4.7 million, with increased commission and incentive compensation expense in the quarter driven by the strong financial results and higher than anticipated swap fee income. In addition, losses on debt extinguishment increased $1.4 million, FDIC insurance and regulatory fees increased by $393 thousand due to our larger asset base, net cost on operations of other real estate increased by $348 thousand, disposition costs increased by $275 thousand, and advertising and marketing expenses increased by $198 thousand.

Continued to Significantly Build Reserves for COVID-19

Nonperforming assets (“NPAs”) totaled $19.0 million, an increase of $5.7 million from the second quarter of 2020. The increase was primarily due to a few isolated relationships that experienced degradation not directly related to COVID-19. The ratio of NPAs to total assets increased to 0.32% at September 30, 2020, compared to 0.24% at June 30, 2020, and 0.27% at September 30, 2019.

The Company’s provision for loan and lease losses totaled $20.3 million for the third quarter of 2020, up from $19.9 million in the prior quarter. The linked-quarter increase in the provision for loan and lease losses was primarily due to increased qualitative factors in response to the COVID-19 pandemic. As of September 30, 2020, the Company’s allowance to total loans and leases was 1.87%, which was up from 1.47% at June 30, 2020, and from 1.00% at September 30, 2019. Excluding the impact of the $358 million in PPP loans that are on the Company’s balance sheet, the ALLL to total loans and leases was 2.05% (non-GAAP).

In accordance with GAAP for acquisition accounting, loans acquired through past acquisitions were recorded at market value; therefore, there was no allowance associated with the acquired loans at the acquisition date. Management continues to evaluate the allowance needed on the acquired loans factoring in the net remaining discount of $4.5 million at September 30, 2020.

Strong Capital Levels

As of September 30, 2020, the Company’s total risk-based capital ratio was 14.91%, the common equity tier 1 ratio was 10.43%, and the tangible common equity to tangible assets ratio was 8.42% (non-GAAP). By comparison, these respective ratios were 13.71%, 10.25% and 8.48% as of June 30, 2020. Excluding the impact of the PPP loans, the tangible common equity to tangible assets ratio was 8.89% (non-GAAP).

During the third quarter, the Company successfully completed a private placement of $50.0 million of 5.125% Fixed-to-Floating Rate Subordinated Notes due 2030. This offering enabled us to further build our capital base to support the organic growth of our subsidiary banks and be well positioned for future M&A opportunities.

Focus on Three Strategic Long-Term Initiatives

As part of the Company’s ongoing efforts to grow earnings and drive attractive long-term returns for shareholders, it continues to operate under three key strategic long-term initiatives:

•	Organic loan and lease growth of 9% per year, funded by core deposits;
•	Grow fee-based income by at least 6% per year; and
•	Limit our annual operating expense growth to 5% per year.

These initiatives are long-term targets. Due to the impact of the COVID-19 pandemic among other factors, the Company may not be able to achieve these goals for the full year 2020.

Supplemental Presentation and Where to Find It

In addition to this press release, the Company has included a supplemental presentation that provides further information regarding the Company’s loan exposures and deferrals. Investors, analysts and other interested persons may find this presentation on the Securities and Exchange Commission’s EDGAR filing system at www.sec.gov/edgar.shtml, or on the Company’s website at www.qcrh.com.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, October 28, 2020, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through November 11, 2020. The replay access information is 877-344-7529 (international 412-317-0088); access code 10148155. A webcast of the teleconference can be accessed at the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, and Springfield communities through its wholly-owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company engages in commercial leasing through its wholly-owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. The Company has 24 locations in Iowa, Missouri, Wisconsin and Illinois. As of September 30, 2020, the Company had approximately $5.9 billion in assets, $4.2 billion in loans and $4.7 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies (including the impact of the 2020 presidential election and the impact of tariffs, a U.S. withdrawal from or significant renegotiation of trade agreements, trade wars and other changes in trade regulations); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices (including the new current expected credit loss (CECL) impairment standards, that will change how the Company estimates credit losses when implemented); (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; and (xi) unexpected outcomes of existing or new litigation involving the Company. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple

President

Chief Operating Officer

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

Kim K. Garrett

Vice President

Corporate Communications

Investor Relations Manager

(319) 743-7006

kgarret@qcrh.com

QCR Holdings, Inc.

Consolidated Financial Highlights

Unaudited

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$68,932	$88,577	$169,827	$76,254	$91,671
Federal funds sold and interest-bearing deposits	302,668	142,900	206,708	157,691	197,263
Securities	782,088	748,883	684,571	611,341	555,409
Net loans/leases	4,168,395	4,079,432	3,662,435	3,654,204	3,574,154
Intangibles	11,902	13,872	14,421	14,970	15,529
Goodwill	74,066	74,248	74,248	74,748	77,748
Derivatives	236,381	225,164	195,973	87,827	104,388
Other assets	220,128	220,920	213,134	220,049	210,673
Assets held for sale	-	10,765	10,758	11,966	465,547
Total assets	$5,864,560	$5,604,761	$5,232,075	$4,909,050	$5,292,382

Total deposits	$4,672,268	$4,349,775	$4,170,478	$3,911,051	$3,802,241
Total borrowings	226,962	376,250	244,399	278,955	320,457
Derivatives	244,510	233,589	203,744	88,436	109,242
Other liabilities	148,207	87,539	71,185	90,254	70,169
Liabilities held for sale	-	1,588	3,130	5,003	470,530
Total stockholders' equity	572,613	556,020	539,139	535,351	519,743
Total liabilities and stockholders' equity	$5,864,560	$5,604,761	$5,232,075	$4,909,050	$5,292,382

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans	$1,823,049	$1,850,110	$1,484,979	$1,507,825	$1,469,978
Commercial real estate loans	1,999,715	1,869,162	1,783,086	1,736,396	1,687,922
Direct financing leases	73,011	79,105	83,324	87,869	92,307
Residential real estate loans	245,032	241,069	237,742	239,904	245,667
Installment and other consumer loans	102,471	99,150	106,728	109,352	106,540
Deferred loan/lease origination costs, net of fees	4,699	1,663	8,809	8,859	7,856
Total loans/leases	$4,247,977	$4,140,259	$3,704,668	$3,690,205	$3,610,270
Less allowance for estimated losses on loans/leases	79,582	60,827	42,233	36,001	36,116
Net loans/leases	$4,168,395	$4,079,432	$3,662,435	$3,654,204	$3,574,154

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$18,437	$17,472	$19,457	$20,078	$21,268
Municipal securities	569,075	526,192	493,664	447,853	391,329
Residential mortgage-backed and related securities	134,147	145,672	122,853	120,587	123,880
Asset backed securities	40,665	39,797	28,499	16,887	10,957
Other securities	19,764	19,750	20,098	5,936	7,975
Total securities	$782,088	$748,883	$684,571	$611,341	$555,409

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,175,085	$1,177,482	$829,782	$777,224	$782,232
Interest-bearing demand deposits	2,938,194	2,488,755	2,440,907	2,407,502	2,245,557
Time deposits	499,021	560,982	617,979	571,343	536,352
Brokered deposits	59,968	122,556	281,810	154,982	238,100
Total deposits	$4,672,268	$4,349,775	$4,170,478	$3,911,051	$3,802,241

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$40,000	$90,000	$55,000	$50,000	$60,000
Overnight FHLB advances	-	55,000	40,000	109,300	135,800
FRB borrowings	-	100,000	30,000	-	-
Other short-term borrowings	30,430	24,818	13,067	13,423	18,526
Subordinated notes	118,577	68,516	68,455	68,394	68,334
Junior subordinated debentures	37,955	37,916	37,877	37,838	37,797
Total borrowings	$226,962	$376,250	$244,399	$278,955	$320,457

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$50,890	$48,650	$48,982	$52,977	$56,817
Interest expense	6,309	7,694	11,276	13,058	16,098
Net interest income	44,581	40,956	37,706	39,919	40,719
Provision for loan/lease losses	20,342	19,915	8,367	979	2,012
Net interest income after provision for loan/lease losses	$24,239	$21,041	$29,339	$38,940	$38,707

Trust department fees	$2,280	$2,227	$2,312	$2,365	$2,340
Investment advisory and management fees	1,266	1,399	1,727	1,589	1,782
Deposit service fees	1,403	1,286	1,477	1,787	1,813
Gain on sales of residential real estate loans	1,370	1,196	652	823	890
Gain on sales of government guaranteed portions of loans	-	-	-	159	519
Swap fee income	26,688	19,927	6,804	7,409	9,797
Securities gains (losses), net	1,802	65	-	26	(3)
Earnings on bank-owned life insurance	502	612	329	533	489
Debit card fees	946	775	758	766	886
Correspondent banking fees	220	198	215	194	189
Gain on sale of assets and liabilities of subsidiary	-	-	-	12,286	-
Other	1,482	941	922	1,868	1,204
Total noninterest income	$37,959	$28,626	$15,196	$29,805	$19,906

Salaries and employee benefits	$25,999	$21,304	$18,519	$24,220	$24,215
Occupancy and equipment expense	3,807	3,748	4,032	4,019	3,860
Professional and data processing fees	3,758	3,646	3,369	3,570	4,030
Post-acquisition compensation, transition and integration costs	(32)	70	151	1,855	884
Disposition costs	192	(83)	517	3,325	-
FDIC insurance, other insurance and regulatory fees	1,301	908	683	523	542
Loan/lease expense	403	339	228	349	221
Net cost of (income from) and gains/losses on operations of other real estate	16	(332)	13	232	2,078
Advertising and marketing	750	552	682	1,670	1,056
Bank service charges	488	501	504	516	502
Losses on liability extinguishment	1,874	429	147	288	148
Correspondent banking expense	205	212	216	216	209
Intangibles amortization	531	548	549	560	560
Goodwill impairment	-	-	500	3,000	-
Loss on sale of subsidiary	305	-	-	-	-
Other	1,241	1,288	1,313	1,951	1,640
Total noninterest expense	$40,838	$33,130	$31,423	$46,294	$39,945

Net income before income taxes	$21,360	$16,537	$13,112	$22,451	$18,668
Federal and state income tax expense	4,016	2,798	1,884	6,560	3,573
Net income	$17,344	$13,739	$11,228	$15,891	$15,095

Basic EPS	$1.10	$0.87	$0.71	$1.01	$0.96
Diluted EPS	$1.09	$0.86	$0.70	$0.99	$0.94

Weighted average common shares outstanding	15,767,152	15,747,056	15,796,796	15,772,703	15,739,430
Weighted average common and common equivalent shares outstanding	15,923,578	15,895,336	16,011,456	16,033,043	15,976,742

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2020	2019
	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$148,522	$163,099
Interest expense	25,279	47,459
Net interest income	123,243	115,640
Provision for loan/lease losses	48,624	6,087
Net interest income after provision for loan/lease losses	$74,619	$109,553

Trust department fees	6,819	$7,194
Investment advisory and management fees	4,392	5,406
Deposit service fees	4,166	5,025
Gain on sales of residential real estate loans	3,218	1,748
Gain on sales of government guaranteed portions of loans	-	589
Swap fee income	53,419	20,886
Securities gains (losses), net	1,867	(56)
Earnings on bank-owned life insurance	1,443	1,441
Debit card fees	2,479	2,591
Correspondent banking fees	633	578
Other	3,345	3,562
Total noninterest income	$81,781	$48,964

Salaries and employee benefits	65,822	$67,843
Occupancy and equipment expense	11,587	11,087
Professional and data processing fees	10,773	9,811
Post-acquisition compensation, transition and integration costs	189	1,727
Disposition costs	626	-
FDIC insurance, other insurance and regulatory fees	2,892	2,432
Loan/lease expense	970	748
Net cost of (income from) and gains/losses on operation of other real estate	(303)	3,557
Advertising and marketing	1,984	2,878
Bank service charges	1,493	1,494
Losses on liability extinguishment	2,450	148
Correspondent banking expense	633	619
Intangibles amortization	1,628	1,706
Goodwill impairment	500	-
Loss on sale of subsidiary	305	-
Other	3,842	4,891
Total noninterest expense	$105,391	$108,941

Net income before taxes	$51,009	$49,576
Income tax expense	8,698	8,059
Net income	$42,311	$41,517

Basic EPS	$2.68	$2.64
Diluted EPS	$2.65	$2.60

Weighted average common shares outstanding	15,770,335	15,715,788
Weighted average common and common equivalent shares outstanding	15,945,832	15,946,020

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of and for the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	15,792,357	15,790,611	15,773,736	15,828,098	15,790,462
Book value per common share (1)	$36.26	$35.21	$34.18	$33.82	$32.91
Tangible book value per common share (2)	$30.82	$29.63	$28.56	$28.15	$27.01
Closing stock price	$27.41	$31.18	$27.07	$43.86	$37.98
Market capitalization	$432,869	$492,351	$426,995	$694,220	$599,722
Market price / book value	75.60%	88.55%	79.20%	129.69%	115.40%
Market price / tangible book value	88.95%	105.23%	94.79%	155.76%	140.61%
Earnings per common share (basic) LTM (3)	$3.69	$3.55	$3.54	$3.65	$3.49
Price earnings ratio LTM (3)	7.43 x	8.78 x	7.65 x	12.02 x	10.88 x
TCE / TA (4)	8.42%	8.48%	8.76%	9.25%	8.20%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$556,020	$539,139	$535,351	$519,743	$504,300
Net income	17,344	13,739	11,228	15,891	15,095
Other comprehensive income (loss), net of tax	(614)	3,622	(3,691)	(683)	543
Common stock cash dividends declared	(945)	(945)	(942)	(947)	(944)
Proceeds from issuance of 9,400 shares of common stock as a result of the performance based targets met for Bates Companies	-	-	-	399	-
Repurchase and cancellation of 100,932 shares of common stock as a result of a share repurchase program	-	-	(3,780)	-	-
Other (5)	808	465	973	948	749
Ending balance	$572,613	$556,020	$539,139	$535,351	$519,743

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.91%	13.71%	13.54%	13.33%	12.22%
Tier 1 risk-based capital ratio	11.23%	11.07%	11.16%	11.04%	9.94%
Tier 1 leverage capital ratio	9.21%	8.91%	10.19%	9.53%	9.02%
Common equity tier 1 ratio	10.43%	10.25%	10.31%	10.18%	9.12%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.19%	0.95%	0.91%	1.23%	1.16%	1.02%	1.09%
Return on average total equity (annualized)	12.94%	10.29%	8.23%	11.93%	11.70%	10.51%	11.09%
Net interest margin	3.36%	3.14%	3.40%	3.36%	3.37%	3.29%	3.29%
Net interest margin (TEY) (Non-GAAP) (7)	3.51%	3.27%	3.56%	3.51%	3.52%	3.44%	3.43%
Efficiency ratio (Non-GAAP) (8)	49.48%	47.61%	59.40%	66.40%	65.89%	51.40%	66.18%
Gross loans and leases / total assets (10)	72.43%	74.01%	70.95%	75.36%	74.80%	72.43%	74.80%
Gross loans and leases / total deposits (10)	90.92%	95.18%	88.83%	94.35%	94.95%	90.92%	94.95%
Effective tax rate	18.80%	16.92%	14.37%	29.22%	19.14%	17.05%	16.26%
Full-time equivalent employees (9)	687	712	703	697	766	687	766

AVERAGE BALANCES
Assets	$5,820,555	$5,800,164	$4,948,311	$5,147,754	$5,217,763	$5,524,087	$5,088,055
Loans/leases	4,185,275	3,999,523	3,686,410	3,868,435	3,962,464	3,957,903	3,853,918
Deposits	4,726,881	4,732,626	3,954,707	4,227,572	4,302,995	4,472,328	4,228,418
Total stockholders' equity	536,187	534,095	545,678	532,756	516,195	536,578	498,960

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	Decrease from September 30, 2019 to December 31, 2019 due to sale of subsidiary Rockford Bank & Trust. The decrease from June 30, 2020 to September 30, 2020 due to sale of Bates Companies and interns employed only during the summer.
(10)	Excludes assets held for sale as of September 30, 2019, Deccember 31, 2019, March 31, 2020 and June 30, 2020.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
Fed funds sold	$2,205	$1	0.18%	$865	$1	0.46%	$7,234	$42	2.30%
Interest-bearing deposits at financial institutions	321,679	92	0.11%	533,483	135	0.10%	172,386	951	2.19%
Securities (1)	749,425	6,836	3.66%	697,559	6,536	3.77%	626,471	6,080	3.85%
Restricted investment securities	19,714	249	4.94%	21,234	288	5.46%	22,719	293	5.12%
Loans (1)	4,185,275	45,654	4.34%	3,999,522	43,417	4.37%	3,962,464	51,214	5.13%
Total earning assets (1)	$5,278,298	$52,832	3.99%	$5,252,663	$50,377	3.86%	$4,791,274	$58,580	4.85%

Interest-bearing deposits	$2,932,988	$2,086	0.28%	$2,840,860	$2,429	0.34%	$2,505,383	$7,907	1.25%
Time deposits	638,031	2,399	1.50%	809,233	3,337	1.66%	975,736	5,486	2.23%
Short-term borrowings	26,996	11	0.17%	25,064	22	0.35%	17,333	98	2.24%
Federal Home Loan Bank advances	57,078	211	1.45%	95,616	347	1.46%	123,107	1,023	3.30%
Subordinated debentures	77,783	1,031	5.30%	68,480	994	5.84%	68,299	1,003	5.83%
Junior subordinated debentures	37,936	571	5.89%	37,891	572	6.07%	37,774	581	6.10%
Total interest-bearing liabilities	$3,770,812	$6,309	0.66%	$3,877,144	$7,701	0.80%	$3,727,632	$16,098	1.71%

Net interest income / spread (1)		$46,523	3.33%		$42,676	3.06%		$42,482	3.14%
Net interest margin (2)			3.36%			3.14%			3.37%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.51%			3.27%			3.52%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.44%			3.21%			3.41%

	For the Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
Fed funds sold	$2,795	$19	0.89%	$10,887	$191	2.35%
Interest-bearing deposits at financial institutions	327,902	587	0.24%	170,167	3,042	2.39%
Securities (1)	688,985	19,567	3.78%	643,975	18,237	3.79%
Restricted investment securities	20,767	795	5.03%	21,670	891	5.50%
Loans (1)	3,957,903	133,141	4.49%	3,853,918	145,682	5.05%
Total earning assets (1)	$4,998,352	$154,109	4.12%	$4,700,617	$168,043	4.78%

Interest-bearing deposits	$2,718,613	$9,920	0.49%	$2,418,420	$23,351	1.29%
Time deposits	743,746	9,537	1.71%	1,000,529	16,346	2.18%
Short-term borrowings	23,804	81	0.45%	15,952	275	2.30%
Federal Home Loan Bank advances	87,920	1,007	1.50%	115,539	2,685	3.11%
Other borrowings	-	-	0.00%	18,084	512	3.79%
Subordinated debentures	71,582	3,019	5.63%	58,392	2,561	5.86%
Junior subordinated debentures	37,894	1,715	5.95%	37,730	1,729	6.13%
Total interest-bearing liabilities	$3,683,559	$25,279	0.91%	$3,664,646	$47,459	1.73%

Net interest income / spread (1)		$128,830	3.21%		$120,584	3.05%
Net interest margin (2)			3.29%			3.29%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.44%			3.43%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.38%			3.33%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$60,827	$42,233	$36,001	$36,116	$41,104
Reclassification of allowance related to held for sale loans	-	-	-	-	(6,122)
Provision charged to expense (1)	20,342	19,915	8,367	979	1,584
Loans/leases charged off	(1,819)	(1,450)	(2,335)	(1,182)	(741)
Recoveries on loans/leases previously charged off	232	129	200	88	291
Ending balance	$79,582	$60,827	$42,233	$36,001	$36,116

NONPERFORMING ASSETS
Nonaccrual loans/leases	$17,597	$12,099	$11,628	$7,902	$8,231
Accruing loans/leases past due 90 days or more	86	99	1,419	33	-
Troubled debt restructures - accruing	1,061	920	545	979	763
Total nonperforming loans/leases	18,744	13,118	13,592	8,914	8,994
Other real estate owned	125	157	3,298	4,129	4,248
Other repossessed assets	110	25	45	41	-
Total nonperforming assets	$18,979	$13,300	$16,935	$13,084	$13,242

ASSET QUALITY RATIOS
Nonperforming assets / total assets (2)	0.32%	0.24%	0.32%	0.27%	0.27%
Allowance / total loans/leases (3)	1.87%	1.47%	1.14%	0.98%	1.00%
Allowance / nonperforming loans/leases (3)	424.57%	463.69%	310.72%	403.87%	401.56%
Net charge-offs as a % of average loans/leases	0.04%	0.03%	0.06%	0.03%	0.01%

(1) Excludes provision related to loans included in assets held for sale of $428 thousand for the quarter ending September 30, 2019.
(2) Excludes assets held for sale.
(3) Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminates the allowance and impacts these ratios.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2020	2020	2019	2020	2019
	(dollars in thousands)
TOTAL ASSETS

Quad City Bank and Trust (1)	$2,205,935	$1,984,245	$1,642,950
m2 Lease Funds, LLC	241,452	241,114	232,432
Cedar Rapids Bank and Trust	2,012,182	2,021,043	1,592,896
Community State Bank - Ankeny	937,017	903,648	801,596
Springfield First Community Bank	803,478	745,474	693,897

TOTAL DEPOSITS

Quad City Bank and Trust (1)	$1,955,360	$1,707,970	$1,371,721
Cedar Rapids Bank and Trust	1,399,267	1,351,784	1,271,828
Community State Bank - Ankeny	822,261	778,499	695,980
Springfield First Community Bank	592,528	564,710	484,225

TOTAL LOANS & LEASES

Quad City Bank and Trust (1)	$1,556,798	$1,485,971	$1,290,195
m2 Lease Funds, LLC	241,783	239,351	230,061
Cedar Rapids Bank and Trust	1,387,372	1,380,672	1,148,952
Community State Bank - Ankeny	683,086	671,773	594,227
Springfield First Community Bank	620,721	601,843	526,466

TOTAL LOANS & LEASES / TOTAL DEPOSITS

Quad City Bank and Trust (1)	80%	87%	94%
Cedar Rapids Bank and Trust	99%	102%	90%
Community State Bank - Ankeny	83%	86%	85%
Springfield First Community Bank	105%	107%	109%

TOTAL LOANS & LEASES / TOTAL ASSETS

Quad City Bank and Trust (1)	71%	75%	79%
Cedar Rapids Bank and Trust	69%	68%	72%
Community State Bank - Ankeny	73%	74%	74%
Springfield First Community Bank	77%	81%	76%

ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

Quad City Bank and Trust (1)	1.86%	1.51%	1.07%
m2 Lease Funds, LLC	2.53%	1.99%	1.39%
Cedar Rapids Bank and Trust (2)	2.22%	1.62%	1.17%
Community State Bank - Ankeny (2)	1.92%	1.56%	1.13%
Springfield First Community Bank (2)	1.09%	0.94%	0.42%

RETURN ON AVERAGE ASSETS

Quad City Bank and Trust (1)	0.56%	0.68%	1.33%	0.81%	1.25%
Cedar Rapids Bank and Trust	2.66%	2.36%	2.04%	2.25%	1.85%
Community State Bank - Ankeny	0.82%	0.25%	1.71%	0.53%	1.33%
Springfield First Community Bank	1.52%	1.04%	1.32%	1.28%	1.27%

NET INTEREST MARGIN PERCENTAGE (3)

Quad City Bank and Trust (1)	3.07%	2.88%	3.49%	3.17%	3.34%
Cedar Rapids Bank and Trust (5)	3.54%	3.37%	3.41%	3.45%	3.41%
Community State Bank - Ankeny (4)	4.12%	3.77%	4.83%	3.94%	4.32%
Springfield First Community Bank (6)	3.75%	3.88%	3.64%	3.82%	3.93%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET

Cedar Rapids Bank and Trust	$217	$62	$229	$327	$444
Community State Bank - Ankeny	56	72	649	193	783
Springfield First Community Bank	598	641	432	1,791	2,313
QCR Holdings, Inc. (7)	(38)	(39)	(42)	(117)	(127)

(1)	Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.

(2)	Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminates the allowance and impacts this ratio.

(3)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.

(4)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 4.06% for the quarter ended September 30, 2020, 3.71% for the quarter ended June 30, 2020 and 4.46% for the quarter ended September 30, 2019.

(5)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 3.46% for the quarter ended September 30, 2020, 3.35% for the quarter ended June 30, 2020 and 3.34% for the quarter ended September 30, 2019.

(6)	Springfield First Community Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 4.02% for the quarter ended September 30, 2020, 4.29% for the quarter ended June 30, 2020 and 3.16% for the quarter ended September 30, 2019.

(7)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
GAAP TO NON-GAAP RECONCILIATIONS	2020	2020	2020	2019	2019
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$572,613	$556,020	$539,139	$535,351	$519,743
Less: Intangible assets	85,968	88,120	88,669	89,717	93,277
Tangible common equity (non-GAAP)	$486,645	$467,900	$450,470	$445,634	$426,466

Total assets (GAAP)	$5,864,560	$5,604,761	$5,232,075	$4,909,050	$5,292,382
Less: Intangible assets	85,968	88,120	88,669	89,717	93,277
Tangible assets (non-GAAP)	$5,778,592	$5,516,641	$5,143,406	$4,819,333	$5,199,105

Tangible common equity to tangible assets ratio (non-GAAP)	8.42%	8.48%	8.76%	9.25%	8.20%

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO EXCLUDING PPP LOANS (1)

Stockholder's equity (GAAP)	$572,613	$556,020	$539,139	$535,351	$519,743
Less: PPP loan interest income (post-tax) (2)	4,934	2,085	-	-	-
Less: Intangible assets	85,968	88,120	88,669	89,717	93,277
Tangible common equity, excluding PPP loan income (non-GAAP)	$481,711	$465,815	$450,470	$445,634	$426,466

Total assets (GAAP)	$5,864,560	$5,604,761	$5,232,075	$4,909,050	$5,292,382
Less: PPP loans	357,506	358,052	-	-	-
Less: Intangible assets	85,968	88,120	88,669	89,717	93,277
Tangible assets, excluding PPP loans (non-GAAP)	$5,421,086	$5,158,589	$5,143,406	$4,819,333	$5,199,105

Tangible common equity to tangible assets ratio, excluding PPP loans (non-GAAP)	8.89%	9.03%	8.76%	9.25%	8.20%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

(2)	PPP interest income (post-tax) is calculated using an estimated effective tax rate of 21%.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
ADJUSTED NET INCOME (1)	2020	2020	2020	2019	2019	2020	2019
	(dollars in thousands, except per share data)
Net income (GAAP)	$17,344	$13,739	$11,228	$15,891	$15,095	$42,311	$41,517

Less non-core items (post-tax) (2):
Income:
Securities gains(losses), net	1,424	51	-	21	$(2)	$1,475	$(43)
Gain on sale of assets and liabilities of subsidiary	-	-	-	8,539	-	-	-
Total non-core income (non-GAAP)	$1,424	$51	$-	$8,560	$(2)	$1,475	$(43)

Expense:
Losses on debt extinguishment, net	$1,480	$339	$116	$228	$117	$1,936	$117
Goodwill impairment	-	-	500	3,000	-	500	-
Disposition costs	152	(66)	408	2,627	-	495	-
Tax expense on expected liquidation of RB&T BOLI	-	-	-	790	-	-	-
Post-acquisition compensation, transition and integration costs	(25)	55	119	1,465	698	149	1,363
Loss on sale of subsidiary	212	-	-	-	-	212	-
Total non-core expense (non-GAAP)	$1,819	$329	$1,143	$8,110	$815	$3,291	$1,480
Adjusted net income (non-GAAP) (1)	$17,739	$14,016	$12,372	$15,441	$15,912	$44,127	$43,040

PRE-PROVISION/PRE-TAX ADJUSTED INCOME (1)
Net income (GAAP)	$17,344	$13,739	$11,228	$15,891	$15,095	$42,311	$41,517
Less: Non-core income not tax-effected	1,802	65	-	12,313	(3)	1,867	(54)
Plus: Non-core expense not tax-effected	2,339	416	1,315	9,258	1,032	4,070	1,873
Provision expense	20,342	19,915	8,367	979	2,012	48,624	6,087
Federal and state income tax expense	4,016	2,798	1,884	6,560	3,573	8,698	8,059
Pre-provision/pre-tax adjusted income (non-GAAP) (1)	$42,239	$36,803	$22,794	$20,375	$21,714	$101,836	$57,591

PRE-PROVISION/PRE-TAX ADJUSTED RETURN ON AVERAGE ASSETS (NON-GAAP)

Pre-provision/pre-tax adjusted income (non-GAAP)	$42,239	$36,803	$22,794	$20,375	$21,714	$101,836	$57,591

Average Assets	$5,820,555	$5,800,164	$4,948,311	$5,147,754	$5,217,763	$5,524,087	$5,088,055

Pre-provision/pre-tax adjusted return on average assets (non-GAAP)	2.90%	2.54%	1.84%	1.58%	1.66%	2.46%	1.51%

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$17,739	$14,016	$12,372	$15,441	$15,912	$44,127	$43,040

Weighted average common shares outstanding	15,767,152	15,747,056	15,796,796	15,772,703	15,739,430	15,770,335	15,715,788
Weighted average common and common equivalent shares outstanding	15,923,578	15,895,336	16,011,456	16,033,043	15,976,742	15,945,832	15,946,020

Adjusted earnings per common share (non-GAAP):
Basic	$1.13	$0.89	$0.78	$0.98	$1.01	$2.80	$2.74
Diluted	$1.11	$0.88	$0.77	$0.96	$1.00	$2.77	$2.70

ADJUSTED RETURN ON AVERAGE ASSETS (1)

Adjusted net income (non-GAAP) (from above)	$17,739	$14,016	$12,372	$15,441	$15,912	$44,127	$43,040

Average Assets	$5,820,555	$5,800,164	$4,948,311	$5,147,754	$5,217,763	$5,524,087	$5,088,055

Adjusted return on average assets (annualized) (non-GAAP)	1.22%	0.97%	1.00%	1.20%	1.22%	1.07%	1.13%

NET INTEREST MARGIN (TEY) (4)

Net interest income (GAAP)	$44,581	$40,948	$37,698	$39,919	$40,719	$123,243	$115,640

Plus: Tax equivalent adjustment (3)	1,942	1,728	1,790	1,783	1,763	5,587	4,944

Net interest income - tax equivalent (Non-GAAP)	$46,523	$42,676	$39,488	$41,702	$42,482	$128,830	$120,584

Less: Acquisition accounting net accretion	833	736	625	931	1,268	2,194	3,413

Adjusted net interest income	$45,690	$41,940	$38,863	$40,771	$41,214	$126,636	$117,171

Average earning assets	$5,278,298	$5,252,663	$4,461,018	$4,711,310	$4,791,274	$4,998,352	$4,700,617

Net interest margin (GAAP)	3.36%	3.14%	3.40%	3.36%	3.37%	3.29%	3.29%
Net interest margin (TEY) (Non-GAAP)	3.51%	3.27%	3.56%	3.51%	3.52%	3.44%	3.43%
Adjusted net interest margin (TEY) (Non-GAAP)	3.44%	3.21%	3.50%	3.43%	3.41%	3.38%	3.33%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$40,838	$33,122	$31,415	$46,294	$39,945	$105,391	$108,941

Net interest income (GAAP)	$44,581	$40,948	$37,698	$39,919	$40,719	$123,243	$115,640
Noninterest income (GAAP)	37,959	28,626	15,196	29,805	19,906	81,781	48,964
Total income	$82,540	$69,574	$52,894	$69,724	$60,625	$205,024	$164,604

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	49.48%	47.61%	59.39%	66.40%	65.89%	51.40%	66.18%

ALLOWANCE FOR LOAN AND LEASE LOSSES TO TOTAL LOANS AND LEASES, EXCLUDING PPP LOANS (6)

Allowance for loan and lease losses	$79,582	$60,827	$42,233	$36,001	$36,116	$79,582	$36,116

Total loans and leases	$4,247,977	$4,140,259	$3,704,668	$3,690,205	$3,610,270	$4,247,977	$3,610,270
Less: PPP loans	357,506	358,052	-	-	-	357,506	-
Total loans and leases, excluding PPP loans	$3,890,471	$3,782,207	$3,704,668	$3,690,205	$3,610,270	$3,890,471	$3,610,270

Allowance for loan and lease losses to total loans and leases, excluding PPP loans	2.05%	1.61%	1.14%	0.98%	1.00%	2.05%	1.00%

LOAN GROWTH ANNUALIZED, EXCLUDING PPP LOANS
Total loans and leases	$4,247,977	$4,140,259	$3,704,668	$3,690,205	$3,610,270	$4,247,977	$3,610,270
Less: PPP loans	357,506	358,052	-	-	-	357,506	-
Total loans and leases, excluding PPP loans	$3,890,471	$3,782,207	$3,704,668	$3,690,205	$3,610,270	$3,890,471	$3,610,270

Loan growth annualized, excluding PPP loans	11.45%	8.37%	1.57%	8.86%	-30.71%	16.28%	-9.84%

(1)	Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21% with the exception of goodwill impairment which is not deductible for tax and gain/loss on sale of subsidiary which has an estimated effective tax rate of 30.5%.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21%.
(4)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.
(6)	Allowance for loan and lease losses to total loans and leases, excluding PPP loans is a non-GAAP measure. The Company's management utilizes this ratio to remove the from the allowance calculation the impact of PPP loans which are fully guaranteed by the federal government and for which these loans have no allowance for loan and lease loss allocation.